UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 5, 2013

NEULION, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-53620	98-0469479
(Commission File Number)	(IRS Employer Identification No.)

1600 Old Country Road, Plainview, NY	11803
(Address of Principal Executive Offices)	(Zip Code)

(516) 622-8300
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 to the Current Report on Form 8-K, originally filed on June 6, 2013 (the “Original Report”), is being amended to disclose the decision of NeuLion, Inc. (the “Company”) on the frequency of stockholder votes on the compensation of the Company’s named executive officers, as required by Section 14A(a)(2) of the Securities Exchange Act of 1934. Except for the matters contained herein, this Form 8-K/A does not modify or update any other disclosure contained in the Original Report and this Form 8-K/A should be read in conjunction with the Original Report.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 5, 2013, the Company held the Company’s 2013 Annual Meeting of Stockholders (the “Annual Meeting”).  At the Annual Meeting, the stockholders elected John R. Anderson, Gabriel A. Battista, Shirley Strum Kenny, David Kronfeld, Nancy Li, G. Scott Paterson, Roy E. Reichbach, and Charles B. Wang as directors of the Company, ratified the appointment of EisnerAmper LLP as the Company’s independent auditor for the fiscal year ending December 31, 2013, approved the conversion of all outstanding principal and any accrued unpaid interest owing on a Convertible Note held by Charles B. Wang, and approved by advisory vote the compensation paid to the Company’s named executive officers, as disclosed under the caption STATEMENT OF EXECUTIVE COMPENSATION pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion, in the Company’s definitive proxy statement filed with the SEC on April 15, 2013.

In addition, the stockholders approved by advisory vote a resolution that the Company should seek an advisory vote on the compensation of the Company’s named executive officers every three years.  The Company has decided, in light of such vote, to include a stockholder advisory vote on the compensation of executives in its proxy materials every three years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NEULION, INC.

Date: October 18, 2013	By:	/s/ Roy E. Reichbach
		Name:	Roy E. Reichbach
		Title:	General Counsel and Corporate Secretary